EXHIBIT 10.15

                            SUBSCRIPTION AGREEMENT


      WHEREAS, there has been organized under the laws of the State of Delaware a limited partnership known as Mar Mar Realty L.P. (the "Partnership");

      WHEREAS, the Partnership is authorized to issue units of limited partnership interest ("Units") of one or more series from time to time.

      NOW, THEREFORE, in consideration of the covenants contained herein, the undersigned hereby subscribes for and agrees to purchase up to seven hundred one thousand five hundred thirty seven (701,537) Class B Units and agrees to give as consideration therefor a promissory note (in the form attached hereto) in the amount of nine hundred ninety nine thousand three hundred forty dollars ($999,340.00).

      The subscription hereunder shall be payable at such time or times as the general partner of the Partnership may determine upon at least three days' written notice to the subscriber, and the Class B Units subscribed for hereunder shall be issued at the time payment is received therefor.

      Dated as of the 10th day of October, 1998.




                                      By:
                                          --------------------------------------
                                          O. Bruton Smith



Accepted as of
October 10, 1998

MAR MAR REALTY L.P.

By:   MAR MAR REALTY TRUST,
      its general partner


By:
      ------------------------------------------
      Virginia R. Dunn
      Vice President and Chief Financial Officer

                                 Promissory Note

            , 1998                                                US $999,340.00

      For value received or to be received, the undersigned, O. Bruton Smith, an individual, (herein the "PAYOR"), promises to pay to the order of Mar Mar Realty L.P., a Delaware limited partnership (the "Partnership"), NINE HUNDRED AND NINETY NINE THOUSAND THREE HUNDRED FORTY and 00/100 DOLLARS (US $999,340.00), plus interest, if any, on the unpaid principal amount hereof outstanding from time to time, at such times and on such terms as described below.

      1. Repayment of Principal. The aggregate principal amount of this Promissory Note shall be payable in whole or in part at such time or times as requested by the Partnership on three days' written notice to the PAYOR with any principal amounts remaining outstanding due and payable on the earlier to occur of (i) the closing of the initial public offering of Class A common shares of beneficial interest of Mar Mar Realty Trust or (ii) June 15, 1999 (the "Final Maturity Date").

      2. Interest. Unless there is a default in the payment of principal hereunder, no interest will accrue and be payable under this promissory note.

      3. Payment and Amount of Interest. In the event of any default in the payment of principal under this promissory note, interest shall accrue and be payable by the PAYOR on the defaulted amount at a rate of 5% per annum for the period that the PAYOR shall be in default. All interest will be calculated for the actual number of days elapsed on the basis of a 365-day year.

      4. Optional Prepayment. The PAYOR, at its option, may prepay this Promissory Note in whole or in part at any time prior to the Final Maturity Date.

      In addition to, and not in limitation of, the foregoing, the undersigned further agrees, subject only to any limitation imposed by applicable law, to pay all expenses, including reasonable attorneys' fees and expenses, incurred by the holder of this Promissory Note in seeking to collect any amounts payable hereunder which are not paid when due.

      All parties hereto, whether as makers, endorsers, or otherwise, severally waive presentment for payment, protest, and notice of dishonor.

      This Promissory Note may not be changed or modified orally.

      THIS PROMISSORY NOTE SHALL BE GOVERNED BY THE LAWS OF THE STATE OF
MARYLAND.

      IN WITNESS WHEREOF, the undersigned has executed this Promissory Note as of the date first above written.

                                                 PAYOR


                                                 -------------------------------
                                                 O. Bruton Smith